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                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                            HANCOCK HOLDING COMPANY

         The following amended and restated Articles of Incorporation are hereby adopted for Hancock Holding Company:

                 FIRST: The name of the corporation is Hancock Holding Company

                 SECOND: The aggregate number of shares which the corporation shall have authority to issue is five million (5,000,000) of the par value of three dollars and thirty-three cents ($3.33) each.

                 THIRD: The street address of its registered office is 2510 14th Street, Gulfport, Mississippi 39501 and the name of its registered agent at such address is O.K. Lion.

                 FOURTH: (a) The number of directors which shall constitute the whole board of directors shall be fixed from time to time only by a resolution adopted by a majority of the whole board of directors in its discretion, without stockholder approval; provided, however, that such number shall never be less than nine (9) and no decrease in the number of directors constituting the whole board of directors shall shorten the term of any incumbent director. The directors shall be divided into three classes as nearly equal in size as possible, with the term of office of directors of the first class to expire at the first annual meeting of the shareholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class to expire at the third annual meeting after their election, and in all cases as to each director until his successor shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been elected and shall qualify. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all the classes as nearly equal in number as is possible.

                 (b) Vacancies occurring on the board of directors for any reason shall be filled only by vote of a majority of the remaining members of the board of directors, although less than a quorum. The person filling the vacancy shall serve out the remainder of the term of the vacated directorship or, in case the vacancy results from an increase in the number of directors, the term designated for the class of directors of which the directorship is a part.

                 (c) Directors may be removed from office only for
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         cause.

                 (d) Except as provided otherwise in these Amended and Restated Articles of Incorporation, (i) a majority of the number of directors that constitutes the whole board of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, and (ii) if a quorum is present when a vote is taken, the affirmative vote of a majority of directors present shall be the act of the board of directors.

                 (e) Regular meetings of the board of directors may be held without notice of the date, time, place or purpose of the meeting. Special meetings of the board of directors must be preceded by at least two days notice of the date, time and place of the meeting.

                 (f) This Article FOURTH may not be amended or repealed, or any provision adopted which is inconsistent with Article FOURTH, without the approval by vote of the holders of not less than two-thirds of the then outstanding shares of Common Stock, notwithstanding anything contained in these Amended and Restated Articles of Incorporation or specified by law to the contrary.

                 FIFTH: (a)(1) In addition to any affirmative vote required by law or under any other provision of these Amended and Restated Articles of Incorporation, and except as otherwise expressly provided in this Article FIFTH:

                 (A) any merger or consolidation of this corporation or any subsidiary (as hereinafter defined in paragraph (c)(8) of this Article FIFTH) with or into (i) any Substantial Stockholder (as hereinafter defined in paragraph (c)(2) of this article FIFTH) or (ii) any other corporation (whether or not itself a Substantial Stockholder) which, after such merger or consolidation, would be an Affiliate (as hereinafter defined in paragraph (c)(7) of this Article FIFTH) of a Substantial Stockholder, or

                 (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Substantial Stockholder of any substantial part (as hereinafter defined in paragraph (c)(9) of this Article FIFTH) of the assets of this corporation or of any Subsidiary, or

                 (C) the issuance or transfer by this corporation or by any Subsidiary (in one transaction or a series of related transactions) of any equity securities (as hereinafter defined in paragraph (c)(11) of this Article FIFTH) of this corporation or any Subsidiary to any Substantial Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value
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         of $5,000,000 or more, or

                 (D) the adoption of any plan or proposal for the liquidation or dissolution of this corporation if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, any person shall be a Substantial Stockholder, or

                 (E) any reclassification of securities (including any reverse stock split) or recapitalization of this corporation, or any reorganization, merger or consolidation of this corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving a Substantial Stockholder), which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding securities of any class of equity securities of this corporation or any Subsidiary which is directly or indirectly beneficially owned (as hereinafter defined in paragraph (c)(3) of this Article FIFTH) by any Substantial Stockholder, shall (except as otherwise expressly provided in these Amended and Restated Articles of Incorporation) require the affirmative vote of the holders of then outstanding Voting Shares (as hereinafter defined in paragraph (c)(10) of this Article FIFTH) entitled to cast at least 80% of the votes entitled to be cast by the holders of all of the then outstanding Voting Shares; provided that such affirmative vote must also include the affirmative vote of the holders of Voting Shares entitled to cast a majority of the votes entitled to be cast by the holders of all then outstanding Voting Shares not beneficially owned by any Substantial Stockholder. Each such affirmative vote shall be required notwithstanding the fact that no vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

         (2) The term "business combination" as used in this Article FIFTH shall mean any transaction under which is described in any one or more clauses
(A) through (E) of paragraph (a)(1) of this article FIFTH.

                 (b) The provisions of this Article FIFTH shall not be applicable to any business combination, the terms of which shall be approved, prior to the date the Substantial Stockholder which is a party thereto or whose proportionate share of the outstanding securities of any class of equity securities of this corporation or any Subsidiary is increased by reason thereof, or, in the case of a business combination described in clause (D) of paragraph (a)(1) of this Article FIFTH, prior to the date any such Substantial Stockholder affected by such business combination became a Substantial Stockholder, by two-thirds of the whole board (as hereinafter defined in paragraph (c)(6) of this Article FIFTH), but only if a majority of the members of the board of directors rendering such approval shall be continuing
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directors (as hereinafter defined in paragraph (c)(5) of this Article FIFTH).

                 (c) For the purpose of this Article FIFTH:

                          (1) A "person" shall mean any individual, firm,
corporation or other entity.

                          (2) "Substantial Stockholder" shall mean any person
(other than this corporation or any Subsidiary) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on any business combination, or immediately prior to the consummation of any such business combination (other than a business combination referred to in paragraph (a)(1)(D) of this Article FIFTH):

                                  (A) is the beneficial owner (as hereinafter
         defined in subparagraph (3) of this paragraph (c)), directly or indirectly, of more than 10% of the Voting Shares (determined solely on the basis of the total number of Voting Shares so beneficially owned [and without giving effect to the number or percentage of votes entitled to be cast in respect of such shares] in relation to the total number of Voting Shares issued and outstanding), or

                                  (B) is an Affiliate of this corporation and
         at any time within three years prior thereto was the beneficial owner, directly or indirectly, of more than 10% of the then outstanding Voting Shares (determined as aforesaid), or

                                  (C) is an assignee of or has otherwise
         succeeded to any shares of capital stock of this corporation which were at any time within three years prior thereto beneficially owned by any Substantial Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                          (3) "Beneficial ownership" shall be determined
pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934 (or any successor rule or statutory provision) or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on January 1, 1989; provided, however, that a person shall, in any event, also be deemed to be the "beneficial owner" of any Voting Shares:

                                  (A) which such person or any of its
Affiliates or Associates [as hereinafter defined in subparagraph (7) of this paragraph (c)] beneficially own, directly or indirectly, or
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                                  (B) which such person or any of its
Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any Voting Shares solely by reason of an agreement, arrangement, or understanding with this corporation to effect a business combination) or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any Voting Shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate or Associate is otherwise deemed the beneficial owner), or

                                  (C) which are beneficially owned, directly or
indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares or capital stock of this corporation;

and provided further, however, that (i) no director or officer of this corporation, nor any Associate or Affiliate of any such director or officer, shall, solely by reason of any or all of such directors and officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Voting Shares beneficially owned by any other such director or officer (or any Associate or Affiliate thereof), and (ii) no pension, employee stock purchase, employee stock ownership or similar plan of this corporation or any Subsidiary nor any trustee with respect thereto, nor any Associate or Affiliate of any such trustee, shall, solely by reason of such capacity of such trustee, be deemed, for any purposes hereof, to beneficially own any Voting Shares held under any such plan.

                          (4) For purposes of computing the percentage
beneficial ownership of Voting Shares of a person in order to determine whether such person is a Substantial Stockholder, the outstanding Voting Shares shall include shares deemed owned by such person through application of subparagraph
(3) of this paragraph (c) but shall not include any other Voting Shares which may be issuable by this corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Voting Shares shall include only Voting Shares then outstanding and shall not include any Voting Shares which may be issuable by this corporation pursuant to any agreement, or upon the exercise of
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conversion rights, warrants or options, or otherwise.

                          (5) "Continuing director" shall mean a person who was
a member of the board of directors of this corporation as of January 1, 1989 or thereafter elected by the stockholders or appointed by the board of directors of this corporation prior to the date as of which the Substantial Stockholder (or Substantial Stockholders) in question became a Substantial Stockholder (or Substantial Stockholders), or a person designated (before his initial election or appointment as a director) as a continuing director by a majority of the whole board, but only if a majority of the whole board shall then consist of continuing directors, or, if a majority of the whole board shall not then consist of continuing directors, by a majority of the then continuing directors.

                          (6) "Whole board" shall mean the total number of
directors which this corporation would have if there were no vacancies.

                          (7) An "Affiliate" of a specified person is a person
that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. The term "Associate" used to indicate a relationship with any person shall mean (i) any corporation or organization (other than this corporation or a Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person, or is an officer or director of any corporation controlling or controlled by such person.

                          (8) "Subsidiary" shall mean any corporation of which
a majority of any class of equity security is owned, directly or indirectly, by this corporation; provided, however, that for the purposes of the definition of Substantial Stockholder set forth in subparagraph (2) of this paragraph (c), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by this corporation.

                          (9) "Substantial part" shall mean having a book value
(determined in accordance with generally accepted accounting principles) in excess of 10% of the book value of the total consolidated assets of this corporation, at the end of its most recent fiscal year ending prior to the time the determination is made.

                          (10) "Voting Shares" shall mean any shares of capital
stock of this corporation entitled to vote generally in
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the election of directors.

                          (11) "Equity security" shall have the meaning given
to such term by Rule 3a11-1 under the Securities Exchange Act of 1934, as in effect on January 1, 1989.

                 (d) A majority of the whole board shall have the power to determine, but only if a majority of the whole board shall then consist of continuing directors, or if a majority of the whole board shall not then consist of continuing directors, a majority of the then continuing directors shall have the power to determine, for the purposes of this Article FIFTH, on the basis of information known to them, (i) the number of Voting Shares beneficially owned by any person, (ii) whether a person is an Affiliate or Associate of another, (iii) whether a person has an agreement, arrangement or understanding with another as to any matter referred to in subparagraph (3)(C) of paragraph (c) of this Article FIFTH, (iv) whether the assets subject to any business combination constitute a substantial part of the assets of the corporation in question, and (v) any other factual matter relating to the applicability or effect of this Article FIFTH.

                 (e) A majority of the whole board shall have the right to demand, but only if a majority of the whole board shall then consist of continuing directors, or, if the majority of the whole board shall not then consist of continuing directors, a majority of the then continuing directors shall have the right to demand, that any person who it is reasonably believed is a Substantial Stockholder (or holds of record Voting Shares beneficially owned by any Substantial Stockholder) supply this corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who it is reasonably believed is a Substantial Stockholder, (ii) the number of, and class or series of, shares beneficially owned by such person who it is reasonably believed is a Substantial Stockholder and held of record by each such record owner and the number(s) of the stock certificate(s) evidencing such shares, and (iii) any other factual matter relating to the applicability or effect of this Article FIFTH, as may be reasonably requested of such person, and such person shall furnish such information within 10 days after receipt of such demand.

                 (f) Any determination made by the board of directors, or by the continuing directors, as the case may be, pursuant to this Article FIFTH in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon this corporation and its stockholders, including any Substantial Stockholder.

                 (g) Any amendment, alteration, change or repeal of this article FIFTH shall, in addition to any other vote or approval required by law or by these Amended and Restated Articles of Incorporation, require the affirmative vote of the holders of
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then outstanding Voting Shares entitled to cast at least 80% of the votes entitled to be cast by the holders of all of the then outstanding Voting Shares (and such affirmative vote must also include the affirmative vote of the holders of Voting Shares entitled to cast a majority of the votes entitled to be cast by the holders of all Voting Shares not beneficially owned by any Substantial Stockholder); provided, however, that this vote (and such further majority vote) shall not be required for, any amendment, alteration, change or repeal declared advisable by the board of directors by the affirmative vote of two-thirds of the whole board and submitted to the stockholders for their consideration, but only if a majority of the members of the board of directors voting in favor of such declaration of advisability shall be continuing directors.

                 (h) Nothing contained in this Article FIFTH shall be construed to relieve any Substantial Stockholder from any fiduciary obligation imposed by law.

                 (i) In the event any paragraph (or portion thereof) of this Article FIFTH shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article FIFTH shall be deemed to remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this corporation and its stockholders that each such remaining provision (or portion thereof) of this Article FIFTH remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including Substantial Stockholders, notwithstanding any such finding.

         SIXTH: The corporation shall indemnify any person (or the heirs, executors and administrators of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, formal or informal (a "Proceeding"), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses (including legal fees) incurred with respect to the Proceeding: (A) to the fullest extent permitted by the Mississippi Business Corporation Act in effect from time to time (the "Act") and (B) despite the fact that such person has failed to meet the standard of conduct set forth in the Act, or would be disqualified for indemnification under the Act because he was adjudged liable to the corporation in connection with a Proceeding by or in the right of the corporation or was otherwise
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adjudged liable on the basis that he improperly received a personal benefit, or for any other reason, if a determination is made by (i) the board of directors by majority vote of a quorum consisting of directors not at the time parties to the Proceeding, (ii) if a quorum cannot by obtained under (i), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting of two or more directors not at the time parties to the Proceeding, (iii) by special legal counsel (a) selected by the board of directors or its committee in the manner prescribed in
(i) or (ii) or (b) if a quorum of the board of directors cannot be obtained under (i) and a committee cannot be designated under (ii), selected by majority vote of the full board of directors (in which selection directors who are parties may participate), (iv) by the shareholders (but shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination) or (v) by a court that the acts or omissions of the director, officer, employee or agent did not constitute gross negligence or willful misconduct. The corporation upon request shall pay or reimburse such person for his reasonable expenses (including legal fees) in advance of final disposition of the Proceeding as long as (i) such person furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined by a judgment or other final adjudication that his acts or omissions did constitute gross negligence or willful misconduct, which undertaking must be an unlimited general obligation of such person, and which shall be accepted by the corporation without reference to financial ability to make repayment or to collateral and (ii) a determination is made by any of the persons described in
(i) through (iv) of the preceding sentence that the facts then known to those making the determination would not preclude indemnification under this Article SIXTH. Such request need not be accompanied by the affirmation otherwise required by the Act.

                 Neither the amendment nor repeal of this Article SIXTH, nor the adoption or amendment of any other provision of the corporation's bylaws or these Amended and Restated Articles of Incorporation inconsistent with this Article SIXTH, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.



                         AMENDMENT TO RESTATED ARTICLES
                         TO ELIMINATE CUMULATIVE VOTING

SEVENTH: The stockholders of the corporation shall not be entitled to cumulative voting rights in the election of directors.